Giphy, Inc. Condensed Consolidated Financial Statements For the Quarterly Periods Ended March 31, 2023 and 2022

Giphy, Inc. Index to Condensed Consolidated Financial Statements Condensed Consolidated Financial Statements (Unaudited) Condensed Consolidated Balance Sheets 3 Condensed Consolidated Statements of Operations 4 Condensed Consolidated Statements of Changes in Stockholder’s Equity 5 Condensed Consolidated Statements of Cash Flows 6 Notes to Condensed Consolidated Financial Statements 7-14

Giphy, Inc. Condensed Consolidated Balance Sheets (in thousands) (Unaudited) 3 March 31, 2023 December 31, 2022 Assets Current assets: Cash and cash equivalents $ 8,126 $ 8,944 Prepaid expenses and other current assets 1,454 1,607 Total current assets 9,580 10,551 Non-current assets: Operating lease right-of-use assets 3,719 2,541 Restricted cash 1,647 1,647 Property and equipment, net 559 138 Total non-current assets 5,925 4,326 Total assets $ 15,505 $ 14,877 Liabilities and stockholder’s equity Current liabilities: Accounts payable $ 2,150 $ 3,113 Accrued expenses 1,116 1,073 Operating lease liabilities, current 2,325 1,230 Accrued compensation and benefits 5,930 7,435 Total current liabilities 11,521 12,851 Non-current liabilities: Operating lease liabilities, non-current 1,516 1,380 Total non-current liabilities 1,516 1,380 Total liabilities 13,037 14,231 Stockholder’s equity Additional paid-in capital 433,156 405,673 Accumulated deficit (430,688) (405,027) Total stockholder’s equity 2,468 646 Total liabilities and stockholder’s equity $ 15,505 $ 14,877 See accompanying notes to condensed consolidated financial statements.

Giphy, Inc. Condensed Consolidated Statements of Operations (in thousands) (Unaudited) 4 Three months ended March 31, 2023 2022 Costs and expenses: General and administrative $ 6,087 $ 4,796 Marketing and sales 5,735 4,665 Research and development 13,897 12,101 Total costs and expenses 25,719 21,562 Loss from operations (25,719) (21,562) Interest expense (income) (11) 10 Other income (47) - Loss from operations before provision for income taxes (25,661) (21,572) Provision / benefit from income taxes - - Net loss $ (25,661) $ (21,572) See accompanying notes to condensed consolidated financial statements.

Giphy, Inc. Condensed Consolidated Statements of Changes in Stockholder’s Equity (in thousands) (Unaudited) 5 Additional Paid-in Capital Accumulated Deficit Total Stockholder’s Equity December 31, 2021 $ 311,463 $ (310,654) $ 809 Share-based compensation 7,717 - 7,717 Contribution from parent 15,824 - 15,824 Net loss - (21,572) (21,572) March 31, 2022 $ 335,004 $ (332,226) $ 2,778 December 31, 2022 $ 405,673 $ (405,027) $ 646 Share-based compensation 8,687 - 8,687 Contribution from parent 18,796 - 18,796 Net loss - (25,661) (25,661) March 31, 2023 $ 433,156 $ (430,688) $ 2,468 See accompanying notes to condensed consolidated financial statement

Giphy, Inc. Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited) 6 Three months ended March 31, 2023 2022 Cash flows from operating activities Net loss $ (25,661) $ (21,572) Adjustments to reconcile net loss to net cash used by operating activities: Share-based compensation 8,687 7,717 Amortization of lease right-of-use assets 567 584 Depreciation and amortization 34 42 Other (30) - Changes in assets and liabilities: Accrued expenses and accrued compensation and benefits (1,484) (729) Accounts payable (962) (526) Operating lease liabilities (515) (586) Prepaid expenses and other current assets 153 (110) Net cash used in operating activities (19,211) (15,180) Cash flows from investing activities Purchases of property and equipment (424) (10) Net cash used in investing activities (424) (10) Cash flows from financing activities Contribution from parent 18,817 15,789 Net cash provided by financing activities 18,817 15,789 Net increase in cash, cash equivalents, and restricted cash (818) 599 Cash & cash equivalents, beginning of period 10,591 7,359 Cash & cash equivalents, end of period $ 9,773 $ 7,958 Reconciliation of cash, cash equivalents, and restricted Cash and cash equivalents $ 8,126 $ 6,132 Restricted cash 1,647 1,826 Total cash, cash equivalents, and restricted cash $ 9,773 $ 7,958 Supplemental disclosures: Lease liabilities arising from obtaining right-of-use assets $ 1,836 $ - See accompanying notes to condensed consolidated financial statements.

Giphy, Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) 7 1. Description of Business Giphy, Inc. and its subsidiary (collectively, “Giphy”, or the “Company”), are headquartered in New York City, New York. The Company is a Delaware corporation which was established on February 5, 2013 and is a wholly-owned subsidiary of Meta Platforms, Inc. (“Meta”, or “Parent”). Giphy was acquired by Meta on May 15, 2020 (“Meta Acquisition Date”). Giphy is the parent company of Giphy Arts, LLC (“Giphy Arts”). Giphy designs and develops application software, and also operates a search engine that enables users to search, share, and discover animated graphics interchange formats (“GIFs”) on the Internet. Significant accounting policies followed by the Company in the preparation of the accompanying condensed consolidated financial statements are summarized below. Liquidity The Company has sustained operating losses since its inception in 2013. During the three months ended March 31, 2023 and 2022, the Company sustained a loss of $25,661 thousand and $21,572 thousand, respectively and incurred negative operating cash flows of approximately $(19,211) thousand and $(15,180) thousand, respectively. At March 31, 2023 and December 31, 2022, the Company had $8,126 thousand and $8,944 thousand, respectively, of cash and cash equivalents. Since the Meta Acquisition Date, Giphy did not have an ongoing source of external revenue. Meta has funded the operations of the Company through monthly capital contributions, payment of employee salaries by the Parent’s centralized payroll function, and payment of office security and business insurance expenses. Going Concern Giphy ceased to generate external revenues in July 2020 after it was acquired by Meta. Beginning on the Meta Acquisition Date, Giphy relied on Meta as its primary source of financing and liquidity. Additionally, Meta provided $6.9 million of cash contribution to fund Giphy’s costs and expenses for the three months ended March 31, 2023 and 2022, respectively. This funding is accounted for as a capital contribution on the condensed consolidated balance sheets. Without funding from Meta, the Company’s existing cash and cash equivalents will not be sufficient to meet Giphy’s operating and liquidity needs for any meaningful period of time. Given the Company’s inability to sustain its operations on a standalone basis, and the history of losses and negative cash flows, management has concluded that substantial doubt exists regarding the Company’s ability to continue as a going concern for 12 months from the date of issuance of these financial statements. The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Accordingly, the condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the classification of liabilities that may result should the Company be unable to continue as a going concern. 2. Basis of Presentation The accompanying condensed consolidated financial statements have been prepared and presented on a carve-out basis from Meta’s historical accounting records. The condensed consolidated financial statements have been prepared using a legal entity approach and in accordance with accounting principles generally accepted in the United States (“GAAP”).

Giphy, Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) 8 All costs as well as assets and liabilities directly associated with the business activities of Giphy are included in the accompanying condensed consolidated financial statements. The condensed consolidated financial statements also include certain allocated expenses from Meta for corporate and shared services. The Giphy related costs that were recorded at Parent entity level primarily include share-based compensation, payroll and other benefit expenses, bonuses, contingent worker expense, and limited compliance costs. The allocations have been determined based on specific identification of costs associated with Giphy, pro-rata allocation based on headcount, or other systematic measures. The impact of these allocated costs on the condensed consolidated statement of operations was to increase costs and expenses by $17.0 million and $15.6 million for the three months ended March 31, 2023 and 2022, respectively. Giphy believes the assumptions underlying the accompanying condensed consolidated financial statements, including the assumptions related to allocated expenses, reasonably reflect the utilization of services provided to, or the benefit received by Giphy during the periods presented. However, the condensed consolidated financial statements may not include all of the actual expenses that would have been incurred by Giphy and may not reflect results of operations, financial position, and cash flows had Giphy operated as a stand-alone company during the periods presented. Actual costs that would have been incurred if Giphy had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions in various areas, including information technology and infrastructure. Giphy is subject to taxation in the U.S. federal and state jurisdictions and is included in Meta’s combined U.S. and state and local tax returns, where applicable. The income tax provision included in these financial statements was calculated using the separate return basis, as if Giphy filed separate tax returns. The calculation of income taxes on a hypothetical separate return basis requires judgment and use of both estimates and allocations. Accordingly, the tax treatment of certain items reflected in the financial statements of Giphy may not be reflected in the condensed consolidated financial statements and tax returns of Parent, such as net operating losses and valuation allowances. All contributions from Meta since the Meta Acquisition Date have been accounted for as capital contributions. The balances between Giphy and Meta are not intended to be cash settled and are reflected as adjustments within Meta’s additional paid-in capital on the condensed consolidated balance sheets. 3. Significant Accounting Policies Principles of Consolidation The condensed consolidated financial statements include the accounts of Giphy, Inc. and its wholly-owned subsidiary, Giphy Arts, LLC. All intercompany balances and transactions have been eliminated in consolidation. Use of Estimates Conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. These estimates form the basis for judgments Giphy makes about the carrying values of Giphy's assets and liabilities, which are not readily apparent from other sources. Giphy bases its estimates and judgments on historical information and on various other assumptions that it believes are reasonable under the circumstances. GAAP requires companies to make estimates and judgments in several areas, including, but not limited to, those related to the allocation of expenses to the carve-out business, income taxes, Right-of-Use (“ROU”) assets and liabilities, regulatory matters, valuation of long-lived assets, and their associated estimated useful lives. These estimates are based on management's knowledge about current events and expectations about actions Giphy may undertake in the future. Actual results could differ materially from those estimates.

Giphy, Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) 9 Related Party Transactions Giphy entered into several intercompany arrangements. The arrangements include a monthly cash contribution from Parent, payment of employee salaries and share-based compensation by Parent’s centralized payroll function, and payment of office security and business insurance expenses. All activities between Giphy and Parent, including expenses Giphy has incurred, and any payables due to related parties under these agreements, are considered related party transactions. As a result of these related party transactions, the accompanying condensed consolidated financial statements may not reflect the financial position, results of operations, or cash flows that would have been achieved had Giphy operated independently from Giphy’s immediate or ultimate Parent. Cash and Cash Equivalents Cash and cash equivalents include all cash balances and highly liquid investments purchased with original maturities of three months or less. Restricted Cash Restricted cash consists of amounts held at a financial institution to secure a letter of credit, and cash held as a security deposit, both of which are used as security for a long term lease (see Note 7). As of both March 31, 2023 and December 31, 2022, Giphy had cash held as a security deposit totaling $1,561 thousand, included in non-current assets. As of both March 31, 2023 and December 31, 2022, Giphy had a letter of credit in the amount of $86 thousand, included in non-current assets. Concentration of Credit Risk Financial instruments owned by Giphy that are potentially subject to concentrations of credit risk consist primarily of cash and restricted cash. Cash consists of cash on deposit with banks. Cash on deposit with financial institutions may, at times, exceed federally insured limits. Significant adverse events in these financial institutions could adversely affect Giphy’s liquidity. See Note 1 for additional information related to Giphy’s liquidity. Research and Development Costs incurred for research and product development, which consist primarily of salaries, payroll tax and benefits, including share-based compensation, and subcontractor costs, are expensed as incurred. General and Administrative Expenses General and administrative expenses consist of legal-related costs and other professional services, and salaries, benefits, and share-based compensation for Giphy employees. Marketing and Sales Expenses Marketing and sales expenses consist of salaries, benefits, and share-based compensation for Giphy employees and subcontractors engaged in marketing and brand partnership functions. Share-based Compensation

Giphy, Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) 10 Giphy employees participate in the equity incentive plans of Meta and have been issued restricted stock units (RSUs) in Meta. Giphy accounts for employee share-based compensation plans under the fair value recognition and measurement provisions of GAAP. Those provisions require all share-based payments to employees, including grants of RSUs, to be measured based on the grant-date fair value of the awards, with the resulting expense recognized in Giphy’s accompanying condensed consolidated statements of operations on a straight-line basis over the period during which the employee is required to perform service in exchange for the award. See Note 8 for additional information related to share-based compensation. Leases Giphy has operating leases consisting of office space. The Company determines if an arrangement is a lease at inception. Most of the Company’s leases contain lease and non-lease components. Non-lease components include fixed payments for maintenance, utilities, and real estate taxes. Giphy combines fixed lease and non-lease components and accounts for them as a single lease component for all classes of underlying assets. The Company’s lease agreements may contain variable costs such as contingent rent escalations, common area maintenance, insurance, real estate taxes, or other costs. Such variable lease costs are expensed as incurred on the condensed consolidated statements of operations. Giphy does not record leases with an initial term of 12 months or less on the balance sheet for all classes of underlying assets and recognizes lease expense for these leases on a straight-line basis. For leases with a lease term greater than 12 months, ROU assets and lease liabilities are recognized on the condensed consolidated balance sheets at the commencement date based on the present value of the remaining fixed lease payments and includes only payments that are fixed and determinable at the time of commencement. Giphy’s lease terms may include options to extend or terminate the lease when it is reasonably certain that Giphy will exercise such options. When determining the probability of exercising such options, the Company considers contract-based, asset-based, and market-based factors. The Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments if the rate implicit in the lease is not readily determinable. The incremental borrowing rate is an estimate of the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Operating leases are included in operating lease right-of-use assets, operating lease liabilities, current, and operating lease liabilities, non-current on Giphy’s condensed consolidated balance sheets. Operating lease costs are recognized on a straight-line basis over the lease terms. Fair Value ASC Topic 280, Fair Value Measurements (“ASC 280”), establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy consists of three broad levels and gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lower priority to unobservable inputs (level 3 measurements). The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Prepaid expenses, accounts payable, and accrued expenses are financial assets and liabilities, respectively, with carrying values that approximate fair value, because of the short maturity of these instruments.

Giphy, Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) 11 Income Taxes Valuation allowances are recognized to reduce deferred tax assets to the amount that will more likely than not be realized. In assessing the need for a valuation allowance, management considers all available evidence for each jurisdiction including past operating results, estimates of future taxable income and the feasibility of ongoing tax planning strategies and actions. Management has considered available evidence and concluded that due to cumulative losses it is more likely than not that the U.S. deferred tax assets will not be realizable. The Company recognizes tax benefits from uncertain tax positions only if it believes that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Benefits from tax positions are measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. Giphy currently has unrecognized tax benefits with respect to federal R&D tax credit carryforwards, which are presented in the financial statements as reduction to the underlying deferred tax asset. The Company has not accrued for any interest or penalties associated with unrecognized tax benefits in the three months ended March 31, 2023 and 2022 financial statements. 4. Other Financial Statement Line Items The components of accrued expenses are outlined in the table below: March 31, 2023 December 31, 2022 Deferred rent $ 113 $ 59 Hosting 447 491 Professional Services 198 62 Other 358 461 Total accrued expenses $ 1,116 $ 1,073 The components of accrued compensation and benefits are outlined in the table below: March 31, 2023 December 31, 2022 Payroll liabilities $ 3,224 $ 3,734 Performance bonus liabilities 1,884 2,981 Retention bonus liabilities 822 720 Accrued compensation and benefits $ 5,930 $ 7,435 5. Related Party Transactions Related Party Transactions Our related party agreements consist of the following: Service agreement with Meta Effective March 9, 2015, Giphy entered into a services agreement with Meta, under which the Company provides Meta access to Giphy GIF content from the Company’s app directly. Effective June 8, 2017, Giphy entered into a Professional Services Agreement with Meta, under which the Company develops 20 custom GIFS that feature some of the internet’s most recognizable faces. Each GIF

Giphy, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

functions both as a unique piece of net art and a shareable morsel of human expression for internet users everywhere.

Effective August 21, 2018, Giphy entered into a Materials Release Agreement with Meta, under which the Company granted to Meta a license to use, reproduce, distribute, publicly perform and display the GIPHY Materials.

There were no transactions under either of these agreements during for the three months ended March 31, 2023 and 2022, respectively. Meta pays the salary expense and share-based compensation for Giphy employees as part of its centralized payroll function. Additionally, Meta provided $6.9 million of cash contribution to fund Giphy's costs and expenses for the three months ended March 31, 2023 and 2022, respectively.

6. Property and Equipment, Net

Property and equipment are depreciated and stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Property and equipment, net consisted of the following as of:

		March 31, 2023		December 31, 2022
Office Furniture	$	594	$	582
Computers and Equipment		1,238		1,220
Leasehold Improvements		4,069		3,675
		5,901		5,477
Less: Accumulated Depreciation		(5,342)		(5,339)
	$	559	$	138

Depreciation expense was $34 thousand and $42 thousand for the three months ended March 31, 2023 and 2022, respectively, which is included in general and administrative expenses.

7. Lease Obligations

Giphy has entered into various non-cancelable operating lease agreements for the Company's offices. Giphy's leases have original lease periods expiring between 2024 and 2025. All leases include the option to renew. The Company does not assume renewals in Giphy's determination of the lease term unless the renewals are deemed to be reasonably assured. The Company's lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Supplemental balance sheet information related to leases is as follows:

	March 31, 2023	December 31, 2022
Weighted-average remaining lease term:		
Operating leases	1.9	2.2
Weighted-average discount rate:		
Operating leases	12.0%	11.8%

The following is a schedule, by years, of maturities of lease liabilities as of March 31, 2023 (in thousands):

12

Giphy, Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) 13 Operating Leases 2023 1,979 2024 1,592 2025 757 Thereafter - Total undiscounted cash flows 4,328 Less: Imputed interest (487) Present value of lease liabilities 3,841 Lease liabilities, current 2,325 Lease liabilities, non-current 1,516 Present value of lease liabilities 3,841 The components of lease costs are as follows (in thousands): Three Months Ended March 31, 2023 2022 Operating lease cost $ 664 $ 632 Variable lease cost, net 45 44 Short-term lease cost 15 15 724 691 8. Stockholder’s Equity Common Stock As of both March 31, 2023 and December 31, 2022, the authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $0.0001. Each share of common stock is entitled to one vote. As of both March 31, 2023 and December 31, 2022, there were 1,000,000 shares of common stock issued and outstanding. Share-Based Compensation Plan Meta maintains an equity incentive awards plan under which Meta may issue, among other awards, incentive and non-statutory stock options, restricted stock awards, stock appreciation rights, RSUs, performance shares, and stock bonuses to qualified Giphy employees, directors, and contractors. Giphy employees participate in Meta’s equity incentive plans and have been issued RSUs in Meta. Employees vest in the RSUs of Meta over the corresponding service term, which is generally over four years. Giphy records the share-based compensation expense related to these awards in the condensed consolidated financial statements, and accounts for forfeitures as they occur. The following table summarizes the unvested RSU activities for the three months ended March 31, 2023: Number of Shares (in thousands) Weighted-Average Grant Date Fair Value Per Shares Unvested at December 31, 2021 330 $ 242.4

Giphy, Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) 14 Granted 70 $ 211.5 Vested (31) $ 219.6 Forfeited (4) $ 237.0 Unvested at March 31, 2022 365 $ 236.5 Unvested at December 31, 2022 261 $ 234.4 Granted 85 $ 197.8 Vested (36) $ 211.8 Forfeited - $ - Unvested at March 31, 2023 310 $ 224.2 As of March 31, 2023, there was $65.0 million of unrecognized share-based compensation expense related to RSU awards. This unrecognized compensation expense is expected to be recognized over a weighted- average period of approximately 2.4 years based on vesting under the award service conditions. The weighted average grant date fair value of RSUs granted during the three months ended March 31, 2023 and 2022, was $198 and $211, respectively. The fair value as of the respective vesting dates of RSUs that vested during the three months ended March 31, 2023 and 2022 was $6.5 million and $6.9 million, respectively. Giphy recognized $8.7 million and $7.7 million of share-based compensation expense during the three months ended March 31, 2023 and 2022, respectively. 9. Income Taxes Giphy has a history of cumulative losses, resulting in a full valuation allowance to offset all net deferred taxes, since they are not more likely than not to be realized. The annual tax provisions for 2021 and 2022 were $825 from minimum state taxes. As a similar amount is expected for 2023, the Q1 results each reflect one quarter of tax expense (i.e., $206). 10. Defined Contribution Plan Meta maintains a retirement savings plan in which eligible U.S. employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code (the Meta 401k Plan). Giphy’s total matching contribution expense for Giphy employees under the Meta 401k Plan was $818 thousand and $638 thousand for the three months ended March 31, 2023 and 2022, respectively. 11. Subsequent Events The Company has evaluated subsequent events through August 29, 2023, which is the date the condensed consolidated financial statements were available to be issued. Except as noted below, the Company has concluded that no events or transactions have occurred that may require disclosure in the accompanying condensed consolidated financial statements. Acquisition by Shutterstock, Inc. On June 23, 2023, Shutterstock, Inc. completed its acquisition of all of the outstanding shares of the Company from Meta.